United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2009

ACCEPTANCE INSURANCE COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7461
(State of Formation)	(Commission File Number)

31-0742926

(IRS Employer

Identification Number)

300 West Broadway Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 8.01.	Other Events

As previously disclosed, on December 9, 2003, Acceptance Insurance Companies Inc. (the “Company”) filed a complaint against the United States of America in the United States Court of Federal Claims. In that complaint the Company alleges that by not approving the proposed sale of certain insurance assets of one of the Company’s subsidiaries, American Growers Insurance Company (“American Growers”), to Rain and Hail L.L.C. (“Rain and Hail”) the Risk Management Agency (the “RMA”) rendered valueless the insurance business of American Growers. The Company also alleges that in rejecting the proposed transaction between the Company and Rain and Hail, the RMA effected a taking of the Company’s property (i.e., the American Growers insurance assets) for public use without just compensation in violation of the Fifth Amendment to the United States Constitution. On September 25, 2008 the United States Court of Federal Claims granted the motion of the United States to dismiss, with prejudice, the Company’s complaint for failure to state a claim upon which relief may be granted. The Company appealed this dismissal. On October 1, 2009, the United States Court of Appeals for the Federal Circuit affirmed the dismissal of the Company’s claim. The Company intends to file a Petition for Writ of Certiorari before the Supreme Court of the United States requesting the Supreme Court to review on appeal the judgment of the Court of Appeals for the Federal Circuit affirming the dismissal of the claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEPTANCE INSURANCE COMPANIES INC.

By	/S/ JOHN E. MARTIN
John E. Martin, President and Chief Executive Officer

November 3, 2009

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